UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 24, 2005

Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1666 East Touhy Avenue	60018
Des Plaines, Illinois (Address of principal executive offices)	(Zip Code)

(847) 827-9666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2005, Superior and Sedgwick Associates, an Illinois limited partnership (the “Partnership”), entered into a Real Estate Sales Agreement, dated October 24, 2005 (the “Real Estate Sale Agreement”), with the City of Chicago. Lawson Products, Inc. (the “Company”) is the limited partner of the Partnership and owns approximately 98.5% of the total Partnership interests. The interests were acquired at the time of the formation of the Partnership in 1984. Pursuant to the Real Estate Sale Agreement, the Partnership has agreed to sell real property located at 366 West Superior Street and 400-432 West Superior Street in Chicago, Illinois to the City of Chicago for the purchase price of approximately $17,950,000, subject to customary closing conditions, as well as prorations and similar adjustments at closing. The closing is expected in the fourth quarter of 2005. The real property is the sole asset of the Partnership.

Robert J. Washlow, Chairman of the Board and Chief Executive Officer of the Company, is the general partner of the Partnership and owns approximately 1.5% of the total Partnership interests. Pursuant to the Agreement of Limited Partnership dated November 1, 1984 governing the Partnership (the “Partnership Agreement”), which was entered into prior to the time that Mr. Washlow became an executive officer or director of the Company, the general partner is entitled to be paid reasonable fees as compensation for managing the affairs of the Partnership. The fees are to be comparable to those charged by real estate management firms in the Chicago metropolitan area and shall conclusively be deemed to be reasonable if they have been approved by the limited partner. In connection with the Real Estate Sale Agreement, the Company’s board of directors established a special committee of disinterested directors to consider the management fees to be paid pursuant to the Partnership Agreement. The special committee engaged advisors of its own selection to assist in its evaluation of the management fees, and on October 24, 2005 the special committee concluded that the appropriate management fees pursuant to the Partnership Agreement were $2,000,000, payable by the Partnership at the closing under the Real Estate Sale Agreement. On October 24, 2005, the audit committee of the board of directors considered and approved the management fees. Also on October 24, 2005, the management fees approved by the special committee were ratified by the board of directors, with Mr. Washlow abstaining. Mr. Washlow will also receive net cash proceeds of approximately $270,500 due to his 1.5% partnership interest.

As a result of the transaction contemplated by the Real Estate Sale Agreement and the dissolution of the Partnership, the Company expects to receive net cash proceeds of approximately $15,323,600. The Company expects that its gain on the transaction will be approximately $13,660,000, or $1.50 per share, which will be reflected in the Company’s financial results for the quarter ending December 31, 2005.

The foregoing description is a summary of the material terms of the Real Estate Sale Agreement and the compensation arrangements pursuant to the Partnership Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Real Estate Sale Agreement and the Partnership Agreement, copies of which are attached to this Form 8-K as Exhibit 10(c)(20) and 10(c)(21), respectively, each of which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 25, 2005, the Company issued a press release announcing its operating results for the quarter ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

The Company plans to close its original equipment manufacturer distribution operations in the United Kingdom. The Company intends to inform its employees with respect to this decision on October 31, 2005. The Company plans to close its 4,000 square foot general distribution center in Bradley Stoke (Bristol), England and its 10,000 square foot general distribution center in Newcastle, England, subject to consultation with its employees as required by the employment laws of the United Kingdom. The restructuring actions are expected to be completed in the next two months. The decision to close the Company’s original equipment manufacturer distribution operations in the United Kingdom was based upon the continued operating losses incurred by this business over the last several years.

The Company expects the charges associated with these restructuring actions to approximate $12 million before tax, $7.2 million after tax, or $.80 per diluted share. Of this total, $0.75 million relates to severance costs in connection with the planned termination of approximately 25 employees in the United Kingdom and substantially all of the remaining costs are associated with the write-off of inventory and equipment and expenditures relating to lease terminations. The Company expects to account for the United Kingdom operations as a “discontinued operation” in its fourth quarter and full year 2005 financial statements in accordance with generally accepted accounting principles (“GAAP”). The Company expects that the restructuring plan will result in cash expenditures of approximately $2 million.

Item 2.06 Material Impairments

In conjunction with the Company’s restructuring plan described in Item 2.05 above, the Company will recognize a pre-tax charge of $1.2 million, $.7 million after tax, or $.08 per diluted share, to reflect the accounting for the impairment of goodwill and intangible assets used in its global original equipment manufacturer distribution operations due to the loss of customers in connection with the closing of its original equipment manufacturer distribution operations in the United Kingdom. The Company does not expect this charge to result in the expenditure of cash. In addition, please refer to item 2.05 above.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 24, 2005, in connection with the management fees payable to Mr. Washlow as described in Item 1.01 - “Entry into a Material Definitive Agreement,” the Company’s board of directors, with Mr. Washlow abstaining, granted Mr. Washlow a waiver of the following provision under the Company’s code of ethics: Article II. Business Practices and Legal Compliance, Section A. Conflicts of Interest. It is noted that the underlying transaction was entered into prior to Mr. Washlow’s appointment as an executive officer or director of the Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Form 8-K contains certain forward-looking statements that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues”, “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Such statements speak only as of the date of this Form 8-K and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks include, but are not limited to: excess and obsolete inventory; disruptions of the Company’s information systems; risks of rescheduled or cancelled orders; increases in commodity prices; the influence of controlling stockholders; competition and competitive pricing pressures; the effect of general economic conditions and market conditions in the markets and industries the Company serves; the risks of war, terrorism, and similar hostilities; and, all of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

10(c)(20)	Real Estate Sales Agreement, dated October 24, 2005, by and between the City of Chicago and Superior and Sedgwick Associates.
10(c)(21)	Agreement of Limited Partnership of Superior and Sedgwick Associates, an Illinois Limited Partnership, dated as of November 1, 1984.
99.1	Press release issued by Lawson Products, Inc. on October 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated: October 28, 2005	By:	/s/ Thomas J. Neri
	Name:	Thomas J. Neri
	Title:	Executive Vice President, Finance, Planning and Corporate Development; Chief Financial Officer; and Treasurer